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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                       ----------------------------------

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        DATE OF REPORT: December 3, 2001
                        (Date of earliest event reported)

                        --------------------------------

                          ADVANCED VIRAL RESEARCH CORP.
             (Exact name of registrant as specified in its charter)

                        --------------------------------

          DELAWARE                   33-2262-A                   59-2646820
          --------                   ---------                   ----------
(State or other jurisdiction   (Commission File Number         (IRS Employer
     of incorporation                                        Identification No.)


      200 Corporate Boulevard South, Yonkers, New York 10701 (914) 376-7383
      ---------------------------------------------------------------------
   (Address and telephone number of Registrant's principal executive offices)


                 -----------------------------------------------
                     (Registrant's former name and address)



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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         Not applicable.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         Not applicable.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

         Not applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         Not applicable.

ITEM 5.  OTHER EVENTS

         On December 3, 2001, William Bregman ("Bregman"), Bernard Friedland ("Friedland") and Louis Silver ("Silver") resigned as officers and directors of the Registrant upon the terms and conditions of separate Agreements (the "Agreements"), and James F. Dicke II, Christopher Forbes, David Seligman, and Eli Wilner were appointed to the board of directors of the Registrant. The resignations of Messrs. Bregman, Friedland and Silver were not due to any disagreement with the Registrant on any matter relating to the Registrant's operations, policies or practices.

         The Agreements, attached hereto as Exhibits 10.1, 10.2 and 10.3, provide for, among other things, the payment of $150,000 in one lump sum to each of Messrs. Bregman and Friedland, and the payment of $2,500 to Mr. Silver, in consideration for their resignation as directors and/or officers of the Registrant and its subsidiary. In addition, the Agreements provide as follows:

         o That Bregman and Friedland shall have the combined right until November 29, 2003 to appoint one additional member to the Board of Directors of the Registrant reasonably acceptable to the Registrant, so long as both Bregman and Friedland own shares of the Registrant. The Bregman/Friedland designee, if appointed, shall serve on the Registrant's Board of Directors until his successor is duly elected and qualified, and may be removed as a member of the Board of Directors of the Registrant, with or without cause, by the affirmative vote of the members of the Registrant's then Board of Directors at any time following the date which is the earlier to occur of: (i) November 29, 2003 or (ii) the complete divestiture of both Bregman's and Friedland's ownership in the Registrant.

         o All agreements regarding the voting or disposition of shares of common stock of the Registrant held by each of Bregman and Friedland are terminated.

         o The Registrant shall have a right of first refusal to purchase shares of common stock owned by Bregman and Friedland upon the receipt by Bregman or Friedland, as the case may be, of a bona fide offer from an unrelated third party to purchase such shares in an "on-the-market" or "off-the-market" transaction, upon the terms set forth in the Agreements.

         o With respect to the election of directors and compensation packages for directors of the Registrant, each of Bregman and Friedland agreed to grant the Registrant an irrevocable proxy to vote all the shares of its common stock they beneficially own at any annual,


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            special or adjourned meeting of the stockholders of the Registrant until the earlier to occur of November 29, 2003 or, as to those shares sold, the date of the sale of such shares by Bregman or Friedland, as the case may be, to one or more unrelated third parties in a bona fide sale after Bregman or Friedland, as the case may be, shall have first complied with the Registrant's right of first refusal described in the Agreements.

         o The Registrant agreed, to the fullest extent permitted by Delaware law and its charter documents, to indemnify each of Bregman, Friedland and Silver for all amounts (including reasonable attorneys' fees) incurred or paid in connection with any action, proceeding, suit or investigation arising out of or relating to their performance of services for the Registrant.

         o The Registrant agreed to continue the directors' and officers' liability insurance for each of Bregman, Friedland and Silver until November 29, 2007.

         In connection with the Agreements, the Registrant obtained a loan in the amount of $200,000 from its Chief Financial Officer, Alan Gallantar, as evidenced by a Demand Promissory Note made by the Registrant in favor of Mr. Gallantar attached hereto as Exhibit 10.4 (the "Note"). Pursuant to the terms of the Note, the Registrant was obligated to repay the promissory note upon the receipt by the Registrant of proceeds upon the consummation of new financing. The Note was satisfied by the Registrant upon the receipt by the Registrant of proceeds in connection with a Securities Purchase Agreement dated December 17, 2001 between the Registrant and Harbor View Group, Inc.

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS

         Not applicable.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.       Description
-----------       -----------

10.1 Severance Agreement dated November 29, 2001 by and between Advanced Viral Research Corp. and William Bregman.

10.2 Severance Agreement dated November 29, 2001 by and between Advanced Viral Research Corp. and Bernard Friedland.

10.3 Severance Agreement dated November 29, 2001 by and between Advanced Viral Research Corp. and Louis Silver.

10.4              Promissory Note and Guaranty in favor of Alan Gallantar.

99.1              Press Release of the Registrant dated December 4, 2001.

99.2              Press Release of the Registrant dated December 4, 2001.

ITEM 8.  CHANGE IN FISCAL YEAR

         Not applicable.

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                                   SIGNATURES

         Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ADVANCED VIRAL RESEARCH CORP.
                                        (Registrant)


Date: December 17, 2001                 By: /s/ Shalom Z. Hirschman, M.D.
                                            ------------------------------------
                                            Shalom Z. Hirschman, M.D., Chief
                                            Executive Officer


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